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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-44996 of The Caldor Corporation (Debtor-In-Possession) on Form S-8 of our report dated June 18, 1998 appearing in this Annual Report on Form 11-K of Caldor, Inc. Profit Sharing Plan for the year ended December 31, 1997.




DELOITTE & TOUCHE LLP


New York, New York
June 26, 1998